UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 4, 2005 (October 31, 2005)
Peerless Mfg. Co.
(Exact name of registrant as specified in its charter)

Texas (State or other Jurisdiction of Incorporation)	0-5214 (Commission File Number)	75-0724417 (IRS Employer Identification No.)
2819 Walnut Hill Lane
Dallas, Texas 75229
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (214) 357-6181
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 3, 2005, acting pursuant to authority delegated to him by the Board of Directors of the Company, Mr. Sherrill Stone, the Company’s Chief Executive Officer, appointed, Mr. Peter J. Burlage, formerly the Company’s Vice President Environmental Systems, to serve as Executive Vice President and Chief Operating Officer. On November 3, 2005, the Company’s Board of Directors ratified this appointment, and upon recommendation of the Compensation Committee of the Board of Directors, determined that Mr. Burlage’s salary will be $180,000 per year, that he will be eligible for participation in the Company’s Key Executive Bonus Plan to the extent determined by the Board of Directors and that he will have use of a company automobile. In addition, the Compensation Committee approved the grant of up to 10,000 restricted shares of the Company’s common stock to Mr. Burlage.
     On October 31, 2005, the Company entered into a three year Employment Agreement (the “Employment Agreement”) with Mr. Burlage, which agreement replaced his prior employment agreement with the Company. The Employment Agreement provides that the Company may terminate Mr. Burlage for “cause” or “without cause.” If Mr. Burlage is terminated “without cause,” the Company must pay him severance equal to 100% of his then current base salary annualized less the amount of any notice payment made by the Company. Mr. Burlage may voluntarily terminate his employment at any time and the Company will have no severance obligations to him except where his voluntary termination is due to (a) a material adverse change in position; (b) a material adverse change in the method of calculating his annual bonus; (c) his determination in good faith that, due to changes in circumstances affecting his position or changes in the composition or policies of the Board, or other material events, that he is substantially unable to carry-out, or has been substantially hindered in his ability to perform his job; or (d) relocation outside the current metropolitan area, then the Company would be required to pay him a lump sum payment equal to (1) 50% of his then current base salary annualized, less (2) the amount of notice payment paid, plus (3) a pro-rata portion of his annual incentive bonus. Mr. Burlage agreed not to compete with the Company during his employment and for one year following termination of his employment, and he is subject to confidentiality, non-disparagement, and conflict of interest provisions.
     On November 2, 2005, the Company granted Mr. Burlage 10,000 restricted shares of its common stock under its 2001 Stock Option and Restricted Stock Plan pursuant to the form of Restricted Stock Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peerless Mfg. Co.
Dated: November 4, 2005	By:	/s/ Sherrill Stone
Sherrill Stone
Chief Executive Officer